Exhibit 10.3

[FinTech Acquisition Corp. III Letterhead]

August 3, 2020

Cantor Fitzgerald & Co.
499 Park Avenue

New York, New York 10022

Re:	Deferred Underwriting Commission

Ladies and Gentlemen:

Reference is made to that certain underwriting agreement (the “Underwriting Agreement”), dated as of November 15, 2018, by and among FinTech Acquisition Corp. III (the “Company”) and Cantor Fitzgerald & Co., as representative of the several underwriters named therein (the “Representative”). Terms used but not defined herein shall have the meanings given to such terms in the Underwriting Agreement.

The parties hereto acknowledge that the Company has executed a non-binding term sheet (“Term Sheet”) with GTCR-Ultra Holdings II, LLC (“Holdings”) relating to a potential business combination between Holdings and the Company (the “Proposed Transaction”). Notwithstanding anything to the contrary in the Underwriting Agreement, each of the Company and the Representative agree that the Deferred Underwriting Commission payable upon the consummation Company’s initial Business Combination shall be reduced to an aggregate amount of six million dollars ($6,000,000), contingent upon: (x) the consummation of the Proposed Transaction; and (y) the Representative being named as placement agent in connection with the PIPE investments contemplated by the Term Sheet. The Company and the Representative further agree that, upon execution of definitive documentation relating to the Proposed Transaction, the parties hereto shall promptly prepare and execute such agreements as may be appropriate and customary to set forth the terms and conditions of the arrangements contemplated hereby.

For the avoidance of doubt, neither the Company nor the Representative shall have any obligations hereunder in the event that definitive documentation relating to the Proposed Transaction is not executed.

Holdings shall be an express third party beneficiary of this agreement, and shall be entitled to enforce all rights of the Company hereunder. This agreement may not be amended or modified without the consent of the Company, the Representative and Holdings. The Representative is making this agreement on its own behalf and on behalf of the Underwriters.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

FINTECH ACQUISITION CORP. III

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Chief Executive Officer

Accepted on the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Bala Murty
Name:	Bala Murty
Title:	COO, IB